CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-SEPT-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-SEPT-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002-1                    FOR THE PERIOD ENDED:  25-AUG-02
                                              LOCK-OUT DATE:         MAY-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                10,430,617.07        533,162.78        571,667.25      536,582.85

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                  1,466,072.70
    (B) PARTIAL PREPAYMENTS RECEIVED                             1,377,888.35
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           4,633,286.64
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
    (G) ACCELERATED PRINCIPAL PAYMENT                            2,233,623.05
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                    9,710,870.74              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                          719,746.33        533,162.78        571,667.25        536,582.85
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        719,746.33        533,162.78        571,667.25        536,582.85

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE        263,321,829.68    134,129,000.00    120,351,000.00     98,006,000.00
    LESS: PRINCIPAL DISTRIBUTION                                 9,710,870.74              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE            253,610,958.94    134,129,000.00    120,351,000.00     98,006,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          820,769.42     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.90732829
    SECTION 6.02 REIMBURSEMENT AMOUNT                                3,706.07     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           824,475.49     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   189,866.67        195,466.67      194,666.67        225,866.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                          189,866.67        195,466.67        194,666.67        225,866.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        189,866.67        195,466.67        194,667.67        225,866.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           279,514,000.00           3.2800%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           134,129,000.00           4.7700%
    REIMBURSEABLE FEES                                          120,351,000.00           5.7000%
                                                                 98,006,000.00           6.5700%
 TOTAL FEES DUE SERVICER                                         32,000,000.00           7.1200%
                                                                 32,000,000.00           7.3300%
                                                                 32,000,000.00           7.3000%
                                                                 32,000,000.00           8.4700%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-SEPT-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-SEPT-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-AUG-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               622     27,009,475       31-59 Days Delinquent      266        1,664,089
    60-89 Days Delinquent                               189      7,835,425       60-89 Days Delinquent       74        3,186,378
    90+ Days Delinquent                                   0              0       90+ Days Delinquent         88        3,784,379

    3-Month Avg Thirty-Day Delinquency Ratio           7.72%                     3-Month Avg Thirty-Day Delinquency Ratio   1.25%
    3-Month Avg Sixty-Day Delinquency Ratio            1.00%                     3-Month Avg Sixty-Day Delinquency Ratio    0.92%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                       0.00           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount    46,888
(J) Principal Balance of Contracts in Repossession            5,294,828.29        Cumulative Acquisition Loss Amount       63,624

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.03%
                                                                                  Cumulative Realized Loss Ratio    0.01%
(L) (x) Class B-2 Formula Distribution Amount                   225,866.67
    (y) Remaining Amount Available                              225,866.67
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                   25    1,000,895.49

(Q) Principal Prepayments Paid                                6,011,174.99

(R) Scheduled Principal Payments                              1,466,072.70

(S) Weighted Average Interest Rate                                   9.96%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                7,569,277.62
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          6,773,395.36

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             6,974.25
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                       5,740.37

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                353,124.63
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                          299,890.85


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 820,769.42
   (iv)  Reimbursable Liquidation Expenses                                       3,706.07
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             824,475.49

Available Distribution Amount-Vanderbilt                                     6,398,651.75
Available Distribution Amount-Subservicer-21st                               6,479,244.88

To Class A And B                                                            12,877,896.63

Monthly Excess Cashflow                                                              0.00

Weighted Average Remaining Term (Months)                                           258.00

  Scheduled Balance Computation

  Prior Month Balance                                                      787,938,644.75


  Current Balance                                     780,776,693.39
     Adv Principal                                        209,634.59
     Del Principal                                        524,930.92
  Pool Scheduled Balance                                                   780,461,397.06


  Principal Payments In Full                            4,633,286.64
  Partial Prepayments                                   1,377,888.35

  Scheduled Principal                                   1,466,072.70

  Collateral Balance                                                       780,776,693.39

  Overcollateralization Amount                                              46,364,438.12
  Targeted Overcollateralization Amount                                     64,000,000.00
